WAIVER AGREEMENT

THIS WAIVER AGREEMENT dated as of April 27, 2006 (this “Agreement”) is entered into between WESBANCO, INC., a West Virginia corporation (the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation (the "Lender"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower and the Lender entered into that certain Revolving Credit Agreement dated as of July 30, 2004 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower acknowledges that an Event of Default currently exists under the Credit Agreement as a result of the failure of the Borrower to comply with the terms of Section 6.2 of the Credit Agreement as of the fiscal quarters ending September 30, 2005 and December 31, 2005 (the “Existing Event of Default”) and that the Borrower will continue to be in breach of Section 6.2 for the fiscal quarter ending March 31, 2006 when it delivers its unaudited financial statements pursuant to Section 5.1(a) (the “Incipient Event of Default” and together with the Existing Event of Default, the “Event of Default”);

WHEREAS, the Borrower has requested that the Lender waive the Event of Default and continue to make available to the Borrower the Revolving Loans provided under the Credit Agreement;

WHEREAS, the Lender is willing to waive the Event of Default subject to the terms and conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Reaffirmation of Existing Debt. The Borrower acknowledges and confirms (a) that the Borrower’s obligation to repay the outstanding principal amount of the Revolving Loans is unconditional and not subject to any offsets, defenses or counterclaims, (b) that the Lender has performed fully all of its obligations under the Credit Agreement, and (c) by entering into this Agreement, the Lender does not waive (except as specifically provided in Section 2 hereof) or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of its rights or remedies under such Loan Documents or applicable law or any of the obligations of the Borrower thereunder.

2. Waiver. Subject to the other terms and conditions of this Agreement, the Lender hereby waives the Event of Default. Except for the waiver contained herein, this Agreement does not modify or affect the obligations of the Borrower to comply fully with all terms, conditions and covenants contained in the Loan Documents. Nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Lender may have under the Credit Agreement or any other Loan Documents or under applicable law.

3. Conditions Precedent. This Agreement shall be effective upon the receipt by the Lender of this Agreement duly executed by the Borrower and the Lender.

4. Miscellaneous.

(a) Except as herein specifically agreed, the Credit Agreement, and the obligations of the Borrower thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b) The Borrower hereby represents and warrants as follows:

(i) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Agreement.

(c) The Borrower represents and warrants to the Lender that (i) the representations and warranties of the Borrower set forth in Article IV of the Credit Agreement are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) except as contemplated in this Agreement, no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

(d) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:     WESBANCO, INC.,

By:  /s/ Robert H. Young
Name:  Robert H. Young
Title: EVP - Chief Financial Officer

LENDER:     SUNTRUST BANK

By: /s/ Susan M. Thigpen
Name:  Susan M. Thigpen
Title:  Director